CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated July 14, 1999, which includes an emphasis paragraph to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements of Quantech, Ltd. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                                     /S/ McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
March 15, 2000